NUMBER

C

INCOPORATED IN THE PROVINCE OF BRITISH COLUMBIA

SHARES

ALTEK POWER CORPORATION

CUSIP 02145D 10 3

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

in the Capital of the above named Company subject to the Memorandum and Articles of the Company transferable on the books of the Company by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.

DATED

President

Secretary

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA **VANCOUVER**
TRANSFER AGENT AND REGISTRAR

SPECIMEN

By ______________________
Authorized Officer



The Shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada, Vancouver, B.C.

BRITISH AMERICAN BANK NOTE INC. PRINTED IN CANADA IMPRIME AU CANADA